NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR FIRST QUARTER OF FISCAL 2011

Fremont, CA, July 29, 2010 – Telecommunications equipment maker Network Equipment Technologies, Inc. (NASDAQ: NWK) today reported results for its fiscal first quarter, ended June 25, 2010.

Total revenue in the first quarter of fiscal 2011 was $13.5 million, down from $18.9 million in the fourth quarter of fiscal 2010 and $19.5 million in the first quarter of fiscal 2010.  The decline in revenue was primarily due to reduced government orders, as there were a number of key program delays by the Company’s U.S. Government customers.

Net loss was $8.2 million, or $0.28 per share, compared to a net loss of $3.1 million, or $0.11 per share, in the preceding quarter and a net loss of $3.7 million, or $0.13 per share, in the first quarter of the prior year.

Cash and investment balances were $75.6 million at the end of the first quarter, down $5.4 million from the end of the prior quarter.  The reduction resulted primarily from cash used for operations.

On a non-GAAP basis, net loss was $6.7 million, or $0.23 per share, compared to a net loss of $1.8 million, or $0.06 per share, in the preceding quarter, and a net loss of $2.0 million, or $0.07 per share, in the first quarter of the prior year. Non-GAAP net loss adjusts for non-cash compensation, restructure charges, gains from the early extinguishment of debt, and other significant non-recurring items, including the separation charges related to the retirement of our former Federal sales executive. Refer to the table below for reconciliation of GAAP to non-GAAP net loss.

“While revenue in the first quarter was disappointing, NET’s continued focus on unified communications and secure voice opportunities is resulting in an expanding global pipeline.  We are moving ahead with the introduction of voice and data products that enable us to stay at the forefront of delivering integrated communications to both enterprise and government customers,” said President and CEO C. Nicholas Keating, Jr.  “Revenues during our first fiscal quarter reflect an increase in enterprise sales of unified communication solutions, particularly in North America.  Our goal is to be the industry’s best enabler of integrated communications.”

Conference Call Information:

NET will be hosting a conference call today to discuss these results at 5:00 p.m. ET. To access the call, dial (866) 788-0547 or (857) 350-1685 and provide conference ID#99762772.  The call will also be broadcast from the company’s website.

A recording of the conference call will be provided by telephone and the Internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on August 5, 2010; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 55550997.  A digital recording will be available on the company's website for one year.

About Network Equipment Technologies:

Network Equipment Technologies, Inc. (NET) provides network and VoIP solutions to enterprises and government agencies that seek to reduce the cost to deploy next generation unified and secure communications applications. For a quarter of a century, NET has delivered solutions for multi-service networks requiring high degrees of versatility, security and performance. Today, the company's broad family of products enables interoperability and integration with existing networks for migration to secure IP-based communications. NET is headquartered in Fremont, CA and has 14 offices worldwide including the US, the UK, France, the Middle East, China, Japan, Australia, and Latin America. The company sells its solutions through a direct sales force and an international network of resellers and distributors.

Use of Non-GAAP Financial Information

Use of non-GAAP information.  In evaluating NET’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.  Management believes that non-GAAP net loss and other non-GAAP measures help indicate a base level of NET’s performance before gains, losses, or charges that are considered by management to be outside of the recurring operations of our business. We believe that the non-GAAP information regarding recurring operations allows for a better understanding of NET’s operating performance compared to prior periods and a clearer analysis of operating trends. Management uses this non-GAAP information for planning and forecasting of future periods, making decisions regarding spending levels and the allocation of resources, and determining management and employee compensation. We believe that disclosing these non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our ongoing financial and operational performance. Specifically, we believe these non-GAAP financial measures, when read in conjunction with NET’s GAAP financials, provide useful information to investors by offering:

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the ability to make more meaningful period-to-period comparisons of our ongoing operating results;

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the ability to better identify trends in our underlying business and perform related trend analysis;

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a better understanding of how management plans and measures our underlying business; and

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an easier way to compare our most recent results of operations against investor and analyst financial models.

In determining non-GAAP net loss, we exclude certain gains or losses that are the result of infrequent events. Such items include (i) gains from the early extinguishment of our debt, and (ii) gains or losses from significant restructuring or other infrequent charges such as termination and severance charges related to changes in senior management. Management believes that these exclusions are appropriate because these items are not indicative of ongoing operating results or limit comparability.

We also exclude certain non-cash charges that may vary between periods and between companies based on the valuation methodology chosen and the input of required data that may not be directly related to current business operations, such as a company’s stock price. Such items include (i) stock-based compensation, and (ii) amortization and impairment of intangible assets. Management believes that excluding these items allows for more meaningful comparisons of our operating results across periods and to our competitors.

Limitations.  These non-GAAP financial measures are not presented in accordance with, nor are they a substitute for, U.S. GAAP. The non-GAAP financial measures used should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains forward-looking statements, relating to possible future operating results, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include our ability to develop and commercialize new products and product enhancements, the status of relations with and performance by third-party technology providers, success in building new sales channels, achieving broad market acceptance for our products, challenges of managing inventory and production of products, certifications and regulatory compliance for new and existing products, federal government budget matters and procurement decisions, and the timing of orders and revenue, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

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Company Contact:
Network Equipment Technologies, Inc.
Leigh Salvo
(510) 647-8870
lsalvo@directir.com

NOTE TO EDITORS: Financial tables follow

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Quarter Ended
	June 25, 2010	June 26, 2009
Revenue:
Product	$9,987	$15,865
Service and other	3,494	3,645
Total revenue	13,481	19,510
Costs of revenue:
Cost of product revenue	5,622	7,357
Cost of service and other revenue	3,111	3,281
Total cost of revenue	8,733	10,638
Gross margin	4,748	8,872
Operating expenses:
Sales and marketing	4,733	5,392
Research and development	5,039	4,625
General and administrative	2,726	2,867
Restructure and other costs	—	38
Total operating expenses	12,498	12,922
Loss from operations	(7,750)	(4,050)
Other expense, net	(81)	(72)
Interest expense, net	(328)	(88)
Gain on extinguishment of debt	—	555
Loss before taxes	(8,159)	(3,655)
Income tax provision	51	58
Net loss	$(8,210)	$(3,713)

Per share amounts
Basic and diluted net loss	$(0.28)	$(0.13)

Basic and diluted common and common equivalent shares	29,634	28,923

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 25, 2010 (unaudited)	March 26, 2010 (1)
Current assets:
Cash and investments	$75,086	$80,461
Restricted cash	554	554
Accounts receivable, net	9,874	13,468
Inventories	4,195	4,377
Prepaid expenses and other assets	6,110	7,961
Total current assets	95,819	106,821

Property and equipment, net	4,868	5,155
Other assets	5,351	5,710
Total assets	$106,038	$117,686
Liabilities and Stockholders’ Equity:
Accounts payable	$6,347	$7,987
Other current liabilities	11,068	13,230
Total current liabilities	17,415	21,217

Long-term liabilities	1,985	2,161
3 ¾% convertible senior notes	10,500	10,500
7 ¼% redeemable convertible subordinated debentures	23,704	23,704
Stockholders’ equity	52,434	60,104
Total liabilities and stockholders’ equity	$106,038	$117,686

(1) Derived from audited consolidated financial statements as of March 26, 2010.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET LOSS RECONCILIATION
(Unaudited – in thousands, except per share amounts)

	Quarter Ended
	June 25, 2010	June 26, 2009

GAAP net loss	$(8,210)	$(3,713)
Stock based compensation expense:
Cost of product revenue	104	116
Cost of service and other revenue	95	112
Sales and marketing	390	657
Research and development	508	460
General and administrative	349	386
Severance and restructure related:
General and administrative, accretion of discount on future cash flows from subleases	38	57
Sales and marketing, severance	—	490
Restructure, primarily severance	—	38
Gain on extinguishment of debt	—	(555)
Non-GAAP net loss	$(6,726)	$(1,952)
Non-GAAP net loss per share data:
Basic and diluted	$(0.23)	$(0.07)
Common and common equivalent shares:
Basic and diluted	29,634	28,923